INDEPENDENT AUDITORS’ REPORT

To the Owners of

AAdvantage Laundry Systems

Garland, Texas

We have audited the accompanying financial statements of AAdvantage Laundry Systems (the “Company”), which comprise the combined balance sheets as of June 30, 2017 and 2016, and the related combined statements of income and retained earnings and partners’ capital, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the

AAdvantage Laundry Systems

effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Subsequent Event

As discussed in the notes to the financial statements, AAdvantage Laundry Systems, entered into an agreement on December 8, 2017 to sell substantially all of the assets and certain liabilities of AAdvantage Laundry Systems for $17,000,000. Our opinion is not modified with respect to that matter.

Saville, Dodgen & Company, P.L.L.C.

Dallas, Texas

January 23, 2018

AADVANTAGE LAUNDRY SYSTEMS

COMBINED BALANCE SHEETS

ASSETS

	September 30, 2017	June 30,
	(UNAUDITED)	2017	2016
CURRENT ASSETS
Cash and cash equivalents	$1,629,085	$2,008,900	$1,016,162
Accounts receivable, net	3,356,126	2,294,417	2,499,645
Note receivable, current portion	15,912	15,676	14,765
Net investment in sales type leases, current portion	434,585	506,748	422,409
Inventory, net	2,916,541	2,904,885	3,467,079
Prepaid and other current assets	29,294	20,181	1,070,132
Total current assets	8,381,543	7,750,807	8,490,192

Property and equipment, net	935,069	874,092	794,234
Note receivable, net	108,677	112,745	128,420
Net investment in sales type leases, net	2,346,078	2,336,973	2,119,603
TOTAL ASSETS	$11,771,367	$11,074,617	$11,532,449

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Lines of credit	$3,110,975	$2,506,130	$2,943,832
Long-term debt, current portion	48,604	70,030	185,779
Accounts payable and accrued expenses	1,418,731	958,715	1,152,233
Customer deposits	335,186	285,594	1,428,189
Total current liabilities	4,913,496	3,820,469	5,710,033

Related party note payable	150,000	150,000	150,000
Deferred taxes	—	—	974,863
Long-term debt, net	131,797	216,130	131,862
TOTAL LIABILITIES	5,195,293	4,186,599	6,966,758

EQUITY
Common stock	1,000	1,000	1,000
Retained earnings and partners' capital	6,575,074	6,887,018	4,564,691
Total equity	6,576,074	6,888,018	4,565,691

TOTAL LIABILITIES AND EQUITY	$11,771,367	$11,074,617	$11,532,449

AADVANTAGE LAUNDRY SYSTEMS

COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

AND PARTNERS' CAPITAL

	THREE MONTH PERIODS ENDED SEPTEMBER 30,
	2017	2016	YEARS ENDED JUNE 30,
	(UNAUDITED)	(UNAUDITED)	2017	2016

Revenue	$7,996,760	$7,325,685	$27,439,740	$24,136,771

Cost of sales	5,823,997	4,886,540	18,508,743	16,566,012
Gross profit	2,172,763	2,439,145	8,930,997	7,570,759

Selling, general, and administrative expenses	1,704,296	1,515,345	7,364,532	6,348,838
Operating income	468,467	923,800	1,566,465	1,221,921

Other expense (income)
Interest expense, net	29,168	33,890	128,809	120,006
Other income/expense	8	(1,294)	(33,449)	(46,981)
	29,176	32,596	95,360	73,025

Income before provision for income taxes	439,291	891,204	1,471,105	1,148,896

Provision for income taxes (benefit)	21,235	(975,304)	(943,722)	396,236

Net income	418,056	1,866,508	2,414,827	752,660

Retained earnings and partners' capital, beginning of year	6,887,018	4,564,691	4,564,691	4,257,031

Distributions/dividends	730,000	—	92,500	445,000

Retained earnings and partners' capital, end of year	$6,575,074	$6,431,199	$6,887,018	$4,564,691

AADVANTAGE LAUNDRY SYSTEMS

COMBINED STATEMENTS OF CASH FLOWS

	THREE MONTH PERIODS ENDED SEPTEMBER 30,
	2017	2016	YEARS ENDED JUNE 30,
	(UNAUDITED)	(UNAUDITED)	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$418,056	$1,866,508	$2,414,827	$752,660
Adjustments to reconcile net income to net cash
provided (used) by operating activities:
Depreciation	55,505	58,302	211,501	191,598
(Gain)/Loss on disposal of assets	5,958	9,944	36,781	44,863
Deferred taxes	—	(974,863)	(974,863)	227,559
Changes in operating assets and liabilities:
Accounts receivable, net	(1,061,709)	(492,468)	205,228	(816,897)
Note receivable	3,832	3,608	14,764	13,908
Net investment in sales type leases	63,058	(61,694)	(301,709)	(430,942)
Inventory	(11,656)	614,759	562,194	(440,541)
Prepaids and other current assets	(9,113)	121,652	1,049,951	(1,049,411)
Accounts payable and accrued expenses	460,016	90,793	(193,518)	480,774
Customer deposits	49,592	(607,114)	(1,142,595)	476,296
Net cash provided (used) by operating activities	(26,461)	629,427	1,882,561	(550,133)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(122,440)	(128,827)	(352,390)	(203,008)
Proceeds from the sale of assets	—	—	24,250	6,700
Net cash provided (used) by investing activities	(122,440)	(128,827)	(328,140)	(196,308)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on long-term debt and lines of credit	4,266,616	3,403,282	14,132,717	12,910,710
Payments on note payable to stockholder	—	—	—	(150,000)
Payments on long-term debt and lines of credit	(3,767,530)	(3,783,498)	(14,601,900)	(12,271,060)
Distributions/dividends	(730,000)	—	(92,500)	(445,000)
Net cash provided (used) by financing activities	(230,914)	(380,216)	(561,683)	44,650

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(379,815)	120,384	992,738	(701,791)

CASH AND CASH EQUIVALENTS, beginning of year	2,008,900	1,016,162	1,016,162	1,717,953

CASH AND CASH EQUIVALENTS, end of year	$1,629,085	$1,136,546	$2,008,900	$1,016,162

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest paid	$31,807	$36,930	$143,413	$134,672
Taxes paid	$19,784	$—	$180,390	$83,540

AADVANTAGE LAUNDRY SYSTEMS

NOTES TO COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIODS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

FOR THE YEARS ENDED JUNE 30, 2017 AND 2016

DESCRIPTION OF BUSINESS

Zuf Acquisitions I LLC, (“Zuf”) a Texas limited liability company, doing business as AAdvantage Laundry Systems, is headquartered in Garland, Texas. The Company also has offices in Oklahoma, North Carolina, and Virginia. The Company primarily sells, installs, services, and rents commercial laundry equipment.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These combined financial statements, all of which are under common control and ownership, include the following entities:

•	Zuf Acquisitions I LLC doing business as AAdvantage Laundry Systems
•	Sky-Rent, LP (“Sky-Rent”)

Collectively, these combined entities are referred to as “we”, “us”, “our”, or the “Company”. All significant intercompany balances have been eliminated in combination.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates include such items as impairment of long-lived assets, depreciation, allowance for doubtful accounts, inventory reserves, fair value measurements, and certain accrued liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all instruments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist primarily of cash on deposit and money market accounts. The Company has a concentration of credit risk for cash deposits maintained at certain financial institutions, which may exceed amounts covered by insurance provided by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to cash.

AADVANTAGE LAUNDRY SYSTEMS

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

Accounts receivables consisted of the following receivable categories at June 30:

	2017	2016
Trade receivables – billed	$1,513,729	$1,163,728
Trade receivables – unbilled	515,333	1,081,410
Other receivables	295,355	284,507
Total accounts receivable	2,324,417	2,529,645
Allowance for doubtful accounts	(30,000)	(30,000)
Total accounts receivable, net	$2,294,417	$2,499,645

Accounts receivable consisted of the following receivable categories at September 30:

	2017	2016
Trade receivables – billed	$1,743,611	$1,721,719
Trade receivables – unbilled	1,265,037	906,382
Other receivables	397,478	394,012
Total accounts receivable	3,406,126	3,022,113
Allowance for doubtful accounts	(50,000)	(30,000)
Total accounts receivable, net	$3,356,126	$2,992,113

Trade receivables – billed are customer obligations due under what management believes to be customary trade terms. Trade receivables – unbilled are customer obligations under the terms of the relevant agreements that were billed subsequent to the period-end. Other receivables consist primarily of rebates due from vendors based on sales volume. Accounts receivable are recorded at their net realizable value.

AADVANTAGE LAUNDRY SYSTEMS

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable (continued)

The Company utilizes the allowance method to record uncollectible accounts, which are management’s best estimate of the amount of probable credit losses in the existing accounts receivable; however, changes in circumstances relating to accounts receivable may result in a requirement for additional allowances in the future. The Company determines the allowance based on historical write-off experience, current market trends, and the customer’s ability to pay outstanding balances. Accounts receivable balances are charged against the allowance after all collection efforts have been exhausted and the potential for recovery is considered remote. Accounts receivable are due from customers upon completion of the contractual terms of the applicable agreement. Accounts that are outstanding longer than the contractual payment terms are considered past due. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to income when payments are received.

Note Receivable

In 2014, the Company sold certain assets to Laundry South Systems & Repair, LLC and created a note receivable. The note bears interest at 6% per year and matures on May 8, 2019. The Company receives payments monthly for the interest and principal of the note. The note receivable is secured by an interest in certain collateral in accordance with the terms and conditions of the agreement.

Maturities are as follows:

Years Ending June 30,	Amount
2018	$15,676
2019	112,745
Thereafter	—
$128,421

Net Investment in Sales Type Leases and Operating Leases

The Company derives a portion of its revenue from leasing arrangements. Such arrangements provide for monthly payments covering the equipment sales, maintenance, and interest. These arrangements meet the criteria to be accounted for as sales type leases. Accordingly, the equipment sale is recognized upon delivery of the system and acceptance by the customer. Upon the recognition of revenue, an asset is established for the investment in sales type leases. Maintenance revenue and interest are recognized monthly over the lease term.

AADVANTAGE LAUNDRY SYSTEMS

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Investment in Sales Type Leases and Operating Leases (continued)

The future minimum lease payments receivable for sales type leases are as follows:

Years Ending June 30,	Total Minimum Lease Payments to be Received	Amortization of Unearned Income	Net Investment in Sales Type Leases
2018	$1,440,009	$933,261	$506,748
2019	1,073,225	710,801	362,424
2020	763,358	463,789	299,569
2021	479,710	247,867	231,843
2022	145,988	63,051	82,937
Thereafter	—	—	—
			$1,483,521	*
* Excludes residual values of $1,360,200

The Company also leases certain equipment, generally under leases less than a year, which are accounted for as operating leases. Rental income of approximately $160,000 and $185,000 was recognized for the years ending June 30, 2017 and 2016, respectively. Rental income of approximately $32,310 and $44,996 was recognized for the three month periods ending September 30, 2017 and 2016, respectively.

Inventory

Inventory consists principally of equipment and parts. Equipment and parts inventories are valued at the lower of cost or market using an average cost method. Inventory is being presented net of a reserve of $50,000 as of June 30, 2017 and 2016, and as of September 30, 2017 and 2016.

Prepaids and Other Current Assets

Prepaids and other current assets consist primarily of prepaid insurance for the years ended June 30, 2017 and 2016. Prepaids and other current assets consist primarily of various operating expenses and deferred rent for the three month periods ended September 30, 2017 and 2016.

Property and Equipment

Property and equipment are recorded at cost. Useful lives and salvage values are based on historical equipment data. Expenditures for major additions and improvements are capitalized, while maintenance, repairs, and renewals that do not materially prolong the useful lives of the assets are charged to operations. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

AADVANTAGE LAUNDRY SYSTEMS

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment (continued)

Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets as follows:

Office equipment	5-10 years
Furniture and fixtures	7 years
Vehicles and trailers	7-10 years
Leasehold improvements	15-39 years
Equipment	7 years

Impairment of Long-Lived Assets

The Company reviews potential impairments of long-lived assets when there is evidence that events or changes in circumstances have made the recovery of an asset’s carrying value unlikely. An impairment loss is recognized if the sum of the expected, undiscounted future cash flow is less than the net book value of the asset. Generally, the amount of the impairment loss is measured as the excess of the net book value of the assets over the estimated fair value. As of June 30, 2017 and 2016, and September 30, 2017 and 2016, no impairment of long-lived assets was deemed necessary.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses primarily consists of accrued payroll and related taxes, sales tax, labor warranty liability, and other operating expenses.

Labor Warranty Liability

Generally, the equipment sold by the Company has a parts only warranty of three years, as provided by the manufacturer. The Company generally provides a labor warranty for a period of three months. Warranty costs are accrued based on estimates of costs that may be incurred under the Company’s warranty obligations. The warranty accrual is included in cost of sales and is recorded at the time revenue is recognized. The Company assess the adequacy of the recorded warranty liability at least annually and adjusts the amount as deemed necessary.

At June 30, 2017 and 2016, accrued labor warranty liabilities totaled approximately $13,000 and $7,700, respectively, and are included in accounts payable and accrued expenses on the accompanying combined balance sheets. At September 30, 2017 and 2016, accrued labor warranty liabilities totaled approximately $11,600 and $16,550, respectively, and are included in accounts payable and accrued expenses on the accompanying combined balance sheets.

AADVANTAGE LAUNDRY SYSTEMS

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Revenue is recognized when there is persuasive evidence that the arrangement, shipment, or delivery has occurred, the price is fixed and determinable, and collectability is reasonably assured. Installation revenues are recognized when the installation of the equipment has occurred. Revenue from parts sales are recognized when the part is shipped and service revenues are recognized when the service is completed. Route revenue is recognized when earned. Revenue is reported net of sales and other taxes assessed on revenue producing transactions. Costs relating to certain inbound and outbound shipping and handling are classified as cost of revenues.

Income Taxes

Zuf was treated as a C Corporation until July 1, 2016 when it elected to be converted to an S Corporation for federal income tax purposes. Subsequent to the date of the conversion, Zuf is only subject to federal income taxes to the extent it triggers built-in gains, if any, that existed at the date of the conversion. All other income is taxable, for federal income tax purposes, to the stockholders of Zuf. Therefore, no provision or liability for federal income taxes has been included in these financial statements for Zuf since July 1, 2016. Deferred taxes were recognized for Zuf prior to July 1, 2016 for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred taxes were measured using corporate tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled, based on tax law enacted as of June 30, 2016. These deferred taxes were reversed on July 1, 2016 due to the tax conversion.

Sky-Rent is organized as a limited partnership whereas the partners are responsible for federal income taxes. As such, no provision or liability for federal income taxes has been included in these financial statements for Sky-Rent. Zuf and Sky-Rent are responsible for applicable state and local taxes. Therefore, these financial statements include provisions for state and local taxes.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company does not have any significant uncertain tax positions at September 30, 2017 and 2016.

Advertising

Advertising costs consist mainly of print publications and trade show advertising. Advertising costs are charged to operations when incurred. Total advertising costs incurred for the years ended June 30, 2017 and 2016 were $114,449 and $72,528, respectively. Total advertising costs incurred for the three month periods ended September 30, 2017 and 2016 were $15,249 and $5,201, respectively.

AADVANTAGE LAUNDRY SYSTEMS

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, trade accounts receivable, accounts payable, and accrued expenses, are carried at cost, which approximates their fair value because of the short-term nature of these financial instruments. The carrying value of notes receivable and long-term debt based on the instruments’ interest rate, terms, maturity date, and collateral, if any, is comparable to the Company’s incremental borrowing rate for similar financial instruments. The Company believes the carrying value of these financial instruments approximate their fair value.

Customer Deposits

Customer deposits primarily represent advances paid by customers when placing orders for equipment with the Company.

PROPERTY AND EQUIPMENT

Property and equipment was as follows at June 30:

	2017	2016
Office equipment	$95,970	$92,470
Furniture and fixtures	29,665	29,665
Vehicles and trailers	793,256	662,097
Leasehold improvements	214,547	214,547
Equipment	574,522	578,206
Total property and equipment, at cost	1,707,960	1,576,985

Accumulated depreciation	(833,868)	(782,751)
	$874,092	$794,234

The Company incurred depreciation expense of $211,501 and $191,598 for the years ended June 30, 2017 and 2016, respectively.

AADVANTAGE LAUNDRY SYSTEMS

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

PROPERTY AND EQUIPMENT (Continued)

Property and equipment was as follows at September 30:

	2017	2016
Office equipment	$97,310	$95,970
Furniture and fixtures	36,001	29,665
Vehicles and trailers	793,256	749,695
Leasehold improvements	214,547	214,547
Equipment	674,799	592,692
Total property and equipment, at cost	1,815,913	1,682,569

Accumulated depreciation	(880,844)	(827,754)
	$935,069	$854,815

The Company incurred depreciation expense of $55,505 and $58,302 for the three month periods ended September 30, 2017 and 2016, respectively.

DEBT OBLIGATIONS

Lines of Credit

The Company has a line of credit from a lending institution. The line of credit matures on May 21, 2018. It is a $2,500,000 secured line of credit which bears interest at a rate of 4.5% per annum. Substantially all business assets secure the line of credit. As of June 30, 2017 and 2016, the Company had an outstanding balance of $1,969,530 and $2,110,181, respectively. As of September 30, 2017, the Company had an outstanding balance of $2,305,802.

The Company has another line of credit from a lending institution. The line of credit matures on May 21, 2018. It is a $1,000,000 secured line of credit which bears interest at a rate of 4.5% per annum. Substantially all business assets secure the line of credit. As of June 30, 2017 and 2016, the Company had an outstanding balance of $536,600 and $833,651, respectively. As of September 30, 2017, the Company had an outstanding balance of $805,173.

Notes Payable

The Company finances vehicles with loans from financial institutions. At June 30, 2017, the Company owed $286,160 under eight promissory notes bearing interest at annual rates ranging from 3.49% to 4.5%. These notes require monthly principal and interest payments and are secured by equipment and vehicles. These loans have maturity dates ranging from July 2020 to June 2022. At June 30, 2016, the Company owed $317,641 under eight promissory notes bearing interest ranging from 4.25% to 4.5% annually. At September 30, 2017, the Company owed $180,402 under six promissory notes bearing interest at annual rates ranging from 3.49% to 4.5%.

AADVANTAGE LAUNDRY SYSTEMS

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

DEBT OBLIGATIONS (Continued)

Related Party Note Payable

The Company has a note payable from a stockholder of the Company. The note payable matures on June 30, 2020. The note was originally for $387,000 and bears interest at a rate of 5% per annum. As of June 30, 2017 and 2016, the Company had an outstanding balance of $150,000. As of September 30, 2017, the Company had an outstanding balance of $150,000.

Maturities of Debt Obligations

Maturities of debt obligations are as follows:

Years Ending June 30,	Amount
2018	$2,576,160
2019	73,023
2020	219,087
2021	51,718
2022	22,302
Thereafter	—
$2,942,290

OPERATING LEASES

The Company leases office equipment, office space, and warehouses through various operating leases in Texas, North Carolina, Oklahoma, and Virginia. The leases in North Carolina and Virginia are due to expire in October 2017 and February 2019, respectively. All other leases are currently on a month-to-month basis. The Company incurred rent expense in conjunction with these leases of approximately $228,000 and $239,000 for the years ended June 30, 2017 and 2016, respectively. The Company incurred rent expense in conjunction with these leases of approximately $57,000 for the three month periods ended September 30, 2017 and 2016.

AADVANTAGE LAUNDRY SYSTEMS

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

OPERATING LEASES (Continued)

The following provides approximate future minimum rental payments required under operating leases that have initial terms in excess of one year as of June 30, 2017:

Years Ending June 30,	Amount
2018	$31,560
2019	10,280
2020	—
2021	—
2022	—
Thereafter	—
$41,840

INCOME TAXES

Our provision for income taxes is comprised of the following for the three months ended September 30, 2017 and 2016:

	2017	2016
Federal current taxes	$—	$—
State current taxes	21,235	(441)
Total current taxes	21,235	(441)

Deferred taxes	—	(974,863)
	$21,235	$(975,304)

There are no federal income taxes reflected in these financial statements effective July 1, 2016 due to a tax conversion of Zuf. Deferred taxes at June 30, 2016 reflected the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The major temporary differences that comprised the net deferred tax liability were as follows:  inventory 263A adjustments, sales-type leases, insurance, and depreciation. Deferred taxes were reversed on July 1, 2016 due to the tax conversion. There are currently no income tax examinations in progress.

AADVANTAGE LAUNDRY SYSTEMS

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

RELATED PARTY TRANSACTIONS

The Company leases warehouses and office facilities from entities controlled by a stockholder of the Company under operating leases. The Company incurred rent expense in conjunction with the leases of approximately $220,000 and $202,000 for the years ended June 30, 2017 and 2016, respectively. The Company incurred rent expense in conjunction with the leases of approximately $50,000 for the three month periods ending September 30, 2017 and 2016.

The Company pays a management fee to an entity controlled by a stockholder of the Company under a management agreement. The Company incurred management fee expense in conjunction with this agreement of approximately $180,000 and $195,000 for the years ended June 30, 2017 and 2016, respectively. The Company incurred management fee expense in conjunction with this agreement of approximately $45,000 for the three month periods ended September 30, 2017 and 2016.

The Company purchased certain insurance coverage from an entity controlled by the stockholders of the Company. The Company incurred insurance expense under these policies of approximately $1,057,000 and $1,084,000 for the years June 30, 2017 and 2016, respectively. The Company incurred insurance expense under these policies of approximately zero and $264,000 for the three month periods ended September 30, 2017 and 2016, respectively.

SIGNIFICANT RISKS, UNCERTAINTIES, AND CONCENTRATIONS

Concentrations

The Company is potentially subject to credit risk arising from accounts receivable incurred during the normal course of business. Two customers accounted for approximately 29% and 22% of the accounts receivable balance at June 30, 2017 and 2016, respectively. Two customers accounted for approximately 32% of the accounts receivable balance at September 30, 2017.

The Company has a significant percentage of purchases from two vendors.

SUBSEQUENT EVENTS

The Company entered into an agreement to sell substantially all of the assets and certain liabilities of the Company for $17,000,000 on December 8, 2017. The Company expects the closing to occur on or before March 31, 2018.

The Company has evaluated subsequent events through January 23, 2018, the date the financial statements were available to be issued, and there were no other subsequent events to report.